FOR IMMEDIATE RELEASE


              BERKSHIRE HILLS BANCORP, INC. TO ISSUE SECOND QUARTER
                       EARNINGS RELEASE ON JULY 22, 2003;
             CONFERENCE CALL SET FOR JULY 23, 2003 AT 2:00 P.M. (ET)


PITTSFIELD, MA, July 11, 2003 - Berkshire Hills Bancorp, Inc. (the "Company") (AMEX:BHL), the holding company for Berkshire Bank (the "Bank"), today announced that it will issue its earnings release for the quarter ended June 30, 2003 at approximately 4:30 P.M. eastern time on Tuesday, July 22, 2003.

The Company will conduct a post-earnings conference call at 2:00 P.M. eastern time on Wednesday, July 23, 2003. President and Chief Executive Officer, Michael
P. Daly and Chief Financial Officer, Wayne F. Patenaude will discuss highlights of the Company's second quarter 2003 financial results. Information about the conference call follows:

      Dial-in and Access Code:           1-888-855-5428; 647567
      Replay Dial-in and Access Code:    1-888-203-1112; 647567
      Replay Dates:                      July 23, 2003 at 5:00 P.M. (ET) through
                                         July 30, 2003 at 11:00 P.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 2:00 P.M. (ET) to register for the event. The Company has prepared an investor presentation to accompany the audio call. The investor presentation will be available on the Bank's Web site, http://www.berkshirebank.com beginning at approximately 12:30 P.M. eastern time
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on July 23, 2003. To access this information, which will be in PDF format, click on the "Conference Call" icon located to the right of the Company's stock quote on the Bank's home page.

The presentation by Messrs. Daly and Patenaude will last approximately 15 minutes, followed by another 15 minutes scheduled for questions and answers.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks, and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts, with 11 branch offices serving communities throughout Berkshire County. The Bank is committed to continuing to operate as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

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MEDIA AND INVESTOR CONTACT:

ROSE A. BOROTTO
413-236-3144
RBOROTTO@BERKSHIREBANK.COM